Exhibit 1.2

UDR, INC.
Medium-Term Notes, Series A
Due Nine Months or More From Date of Issue

Fully and Unconditionally Guaranteed by

UNITED DOMINION REALTY, L.P.

(a Delaware limited partnership)

AMENDMENT NO. 5 TO THE

THIRD AMENDED AND RESTATED DISTRIBUTION AGREEMENT

February 20, 2026

BofA Securities, Inc. One Bryant Park New York, New York 10036	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281
BNY Mellon Capital Markets, LLC 240 Greenwich Street, 3rd Floor New York, New York 10286	Samuel A. Ramirez & Company, Inc. 14 East 52nd St. New York, NY 10022
Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	TD Securities (USA) LLC 1 Vanderbilt Avenue, 11th Floor New York, New York 10017
J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, NY 10001
Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	U.S. Bancorp Investments, Inc. 214 N. Tryon Street, 26th Floor Charlotte, North Carolina 28202
PNC Capital Markets LLC 300 Fifth Avenue Pittsburgh, Pennsylvania 15222	Wells Fargo Securities, LLC 550 S. Tryon Street Charlotte, North Carolina 28202
Regions Securities LLC 1180 West Peachtree St., NW, Suite 1400 Atlanta, Georgia 30309

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Distribution Agreement, dated September 1, 2011 (the “Agreement”), by and among UDR, Inc. (the “Company”) and United

February 20, 2026

Dominion Realty, L.P. (the “Operating Partnership”) and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. (as successor in interest to Merrill Lynch, Pierce, Fenner & Smith Incorporated), Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as amended by Amendment No. 1 thereto, dated July 29, 2014, Amendment No. 2 thereto, dated April 27, 2017, by and among the Company, the Operating Partnership and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. (as successor in interest to Merrill Lynch, Pierce, Fenner & Smith Incorporated), Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, Amendment No. 3 thereto, dated May 7, 2020, by and among the Company, the Operating Partnership and BofA Securities, Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, Regions Securities LLC, RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., Truist Securities, Inc. (as successor in interest to SunTrust Robinson Humphrey, Inc.), TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, and Amendment No. 4 thereto, dated February 14, 2023, by and among the Company, the Operating Partnership and BofA Securities, Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, PNC Capital Markets LLC, Regions Securities LLC, RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC (collectively, the “Parties”). On February 18, 2026, the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-293550) (the “Registration Statement”), in respect of certain of the Company’s and the Operating Partnership’s securities, following the expiration of the Company’s automatic shelf registration statement on Form S-3 (File No. 333-269757) (the “Expired Registration Statement”). The Parties wish to amend the Agreement to reference the Registration Statement instead of the Expired Registration Statement and to reflect changes to the sections noted below (this “Amendment”). The Parties therefore hereby agree as follows:

1.Commission File Number. The third paragraph of the Agreement is hereby amended so that the reference to the Commission file number of the automatic shelf registration statement on Form S-3 filed by the Company with the Commission shall be file number 333-293550.
2.Effective Date. Section 2(a)(iii) of the Agreement is hereby amended to reflect that the effective date of the Registration Statement is February 18, 2026.
3.Notices. Section 13 is hereby deleted in its entirety and replaced with the following:

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company of the Operating Partnership to:

February 20, 2026

UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Facsimile: (720) 283-2453

Attention:Legal Department

Email: legal@udr.com

With a copy to:

Goodwin Procter LLP
1900 N Street, NW

Washington, D.C. 20036

(202) 346-4000

Attention: David M. Lynn

David H. Roberts

E-mail: DLynn@goodwinlaw.com, DRoberts@goodwinlaw.com

If to the Agents:

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, New York 10036

Attention: High Grade Transaction Management/Legal

Facsimile: (212) 901-7881

BNY Mellon Capital Markets, LLC

240 Greenwich Street, 3rd Floor

New York, New York 10286

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Transaction Execution Group

Email: TEG.NewYork@citi.com

Facsimile: (646) 291-5209

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Attention: Medium-Term Note Desk

Facsimile: (212) 834-6081

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

February 20, 2026

Attention: Investment Banking Division

Facsimile: (212) 507-8999

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

Attention: Debt Capital Markets, Transaction Execution

Facsimile: (412) 762-2760

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: DCM Transaction Management

Facsimile: (212) 428-6308

Samuel A. Ramirez & Company, Inc.

14 East 52nd St.

New York, NY 10022

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, NY 10001

Attention: Investment Grade Debt Capital Markets

Facsimile: (404) 926-5027

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

United States of America

Email: USTransactionadvisorygroup@tdsecurities.com

Attention: Transaction Advisory Group

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Credit Fixed Income

Facsimile: (704) 335-2393

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

February 20, 2026

Email: tmgcapitalmarkets@wellsfargo.com

4.Wavier. Solely with respect to the filing of the Registration Statement, each of the undersigned Agents hereby agree that the non-compliance by the Company with the requirements set forth in Section 4(b) of the Agreement relating to the Company filing a new automatic shelf registration statement prior to the Renewal Deadline is waived.
5.Governing Law; Forum. This Amendment and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any of the agents referenced above in connection with or arising under this Amendment shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.
6.Counterparts. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
7.Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Operating Partnership and each of you.

Very truly yours,

UDR, Inc.

By:	/s/ David D. Bragg
Name:	David D. Bragg
Title:	Senior Vice President and Chief Financial Officer

United Dominion Realty, L.P.

By UDR, Inc., its general partner

By:	/s/ David D. Bragg
Name:	David D. Bragg
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Distribution Agreement Amendment No. 5

The foregoing Amendment No. 5 to

the Agreement is hereby confirmed

and accepted as of the date first

written above.

BOFA SECURITIES, INC.

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

J.P.MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

Signature Page to Distribution Agreement Amendment No. 5

MORGAN STANLEY & CO. LLC

By:	/s/ Yiming Hu
Name: Yiming Hu
Title: Vice President

PNC CAPITAL MARKETS LLC

By:	/s/ Mitchell O’Shell
Name: Mitchell O’Shell
Title: Senior Associate

REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

RBC CAPITAL MARKETS, LLC

By:	/s/ J.T. Deignan
Name: J.T. Deignan
Title: Managing Director

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Richard Viton
Name: Richard Viton
Title: Managing Director

Signature Page to Distribution Agreement Amendment No. 5

TD SECURITIES (USA) LLC

By:	/s/ Chandni Joshi
Name: Chandni Joshi
Title: Director

TRUIST SECURITIES, INC.

By:	/s/ Rob Nordlinger
Name: Rob Nordlinger
Title: Managing Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P. Carpenter
Name: Charles P. Carpenter
Title: Senior Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

Signature Page to Distribution Agreement Amendment No. 5